EX-10.28.10

AMENDED AND RESTATED LEASE AGREEMENT
(Existing Facilities)

THIS AMENDED AND RESTATED LEASE AGREEMENT (this "Lease") is made and entered into as of the October 15, 2010, by and between CLAREMONT ROYALE, L.P., a California limited partnership ("Landlord"), and SUMMERVILLE AT COBBCO, INC., a California corporation ("Tenant"), with reference to the following facts and circumstances:

A.           WHEREAS, Landlord owns the "Premises" hereinafter described.

B.           WHEREAS, Tenant is experienced in the management and operation of residential care facilities for the elderly, as defined in California Health & Safety Code, Division 2, Chapter 23.2, Section 1569.2,  and related California statutes and regulations.

C.           WHEREAS, Tenant desires to lease the Premises from Landlord and Landlord desires to lease the Premises to Tenant pursuant to the provisions of this Lease, for the purpose of  Tenant=s operation of  a duly licensed residential care facility for the elderly (an ARCFE@).

D.           WHEREAS, Landlord is entering into this Lease in reliance upon the particular skills, knowledge and experience of Tenant in the operation of an RCFE.

E.           WHEREAS, Tenant currently leases the Premises pursuant to the Amended and Restated Lease Agreement dated as of November 1, 1994, between Landlord and Jerry Agam, an individual, and Pacific Manor, Inc., a California corporation,  collectively as tenant, as amended by that certain Amendment to Lease Agreement and Consent Agreement dated August 28, 1998, by and among Landlord, Pacifica Manor, Inc., a California corporation, and Jerry Agam, collectively as Original Tenant, and Cobbco Inc. predecessor to Summerville at Cobbco, Inc., as New Tenant (collectively, the “Prior Lease”), which Prior Lease has a term ending March 31, 2012.

F.           WHEREAS Tenant is willing to terminate the Prior Lease and enter into this Lease on the terms and conditions set forth herein.

NOW,  THEREFORE, for and in consideration of the foregoing recitals and the terms, covenants and conditions of this Lease, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.           LEASE OF PREMISES. Subject to the terms and conditions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the Term (as defined below) that certain real property described in Exhibit "A" attached hereto, which has been improved with an approximately one hundred six (106) unit RCFE, and related personal property (as described in Paragraph 11 below) (collectively, the "Premises"). The Premises are located at 5219 Clairemont Mesa Boulevard, San Diego, California 92117 and are commonly known as AEmeritus at Clairemont”.   Upon full execution of this Lease, the Prior Lease is terminated as of the Commencement Date (as defined in Section 2.1 below).

2.           TERM.

2.1           Term.  The term of this Lease (the "Term") shall commence on November 1, 2010 (“Commencement Date”) and expire on March 31, 2022.

2.2           Option to Extend. Provided that Tenant is not then in Default (as defined in Section 18 below) hereunder, Landlord hereby grants to Tenant an option (the AOption@) to extend the Term of this Lease for one (1) additional five (5) year period (the "Option Period"), commencing upon the expiration of the Term of this Lease, and provided that Tenant complies with all of the terms and conditions set forth in this paragraph.   Tenant shall exercise each Option by

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delivering to Landlord, on a date that is prior to the date upon which the Option Period would commence (if such option is exercised) by at least nine (9) but not more than twelve (12) months, a written notice (ATenant=s Notice@) of the exercise of the Option to extend this Lease for the Option Period, time being of the essence.  If Landlord fails to receive Tenant=s Notice within the time period provided, the Option shall automatically expire and be of no further force or effect. All of the terms and conditions of this Lease shall apply during the Option Period, except that the initial Monthly Rent during the Option Period shall be equal to the greater of: (i) the “Prevailing Market Rent” (as defined in Paragraph 4.2 below) for the Premises as of six (6) months prior to the commencement of the Option Period or (ii) the Monthly Rent calculated as provided in Paragraph 4.1(c) below, and shall be adjusted annually thereafter as provided in Paragraph 4.1(c) below.  As a further condition to Tenant=s exercise of the Option, any prior tenant that has not been expressly released from liability under this Lease, and any guarantor of Tenant's performance hereunder shall expressly reaffirm in writing the extension of their liability with respect to this Lease for the Option Period.

3.           MONTHLY RENT. Tenant shall pay to Landlord rental for the Premises, without deduction, set off, prior notice or demand, as follows:

3.1           Monthly Rent. Subject to adjustment under Paragraph 4 below, Tenant shall pay to Landlord monthly rent (the AMonthly Rent@) in the amount of $51,664.72 commencing on the Commencement Date.  The Monthly Rent set forth below shall be due and payable in advance on the first day of each monthly period set forth below from and after the Commencement Date.  Concurrently with the payment of Monthly Rent, Tenant shall deliver to Landlord rent rolls and occupancy statements for the prior monthly period.

3.2           Rent Payment Address, Late Payment Charge.  All Monthly Rent and other charges payable by Tenant to Landlord hereunder (collectively, any APayment@) shall be paid to Landlord at 5150 Overland Avenue, Culver City, California, 90230, or at such other address as may be designated by Landlord from time to time in writing to Tenant.  Landlord shall have the right at its election at any time during the Term of this Lease to require any and all Payments to be made by direct payment from Tenant’s bank account, and Tenant shall execute and provide any documentation necessary to authorize such direct payment.  Tenant acknowledges that late payment by Tenant to Landlord of any Payment will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix.  Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance(s) affecting the Premises.  Therefore, if any Payment is not received by Landlord within seven (7) calendar days after its due date, Tenant shall pay to Landlord a late charge as additional rent hereunder equal to six percent (6%) of such late Payment.  The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late Payment by Tenant.  Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the late Payment, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord hereunder, at law or in equity.

3.3           Monthly Rent “Triple Net” to Landlord.  The Monthly Rent provided in this Lease shall be in addition to all other payments to be made by Tenant as provided herein.  It is the purpose and intent of Landlord and Tenant that the Monthly Rent provided herein shall be absolutely net to Landlord, so that this Lease shall yield net to Landlord the Monthly Rent specified in this Lease each month during the Term (unless otherwise expressly provided herein). Landlord shall have no obligation or liability to pay any amounts in connection with the ownership, operation and/or management of the Premises, or any part thereof, whether for real or personal property taxes, or insurance premiums of any kind, or maintenance or costs of repair of any kind, including structural or exterior maintenance, or license fees, except to the extent expressly provided herein.  Excluding monetary liens recorded against the Premises for which Landlord is liable, if any, all costs and expenses including, without limitation, taxes, assessments, insurance premiums, utilities, maintenance and repair (capital and ordinary), license fees and obligations of every kind and nature whatsoever relating to the use and/or operation of the Premises by Tenant which may accrue or become due during or arise out of the Term shall be paid by Tenant, and Tenant shall indemnify,

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defend and hold Landlord harmless from and against any and all loss, damage or liability for the same.

4.           MONTHLY RENT ADJUSTMENTS.

4.1           CPI Adjustment.

(a)           On April 1, 2011, the Monthly Rent then payable hereunder shall be adjusted, compounded annually, by the increase, if any, in the Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor for All Urban Wage Earners and Clerical Workers, “All Items”, Los Angeles, Long Beach, Anaheim Metropolitan Area, California (the “Initial CPI”), which adjustments shall be subject to the limitations hereinafter set forth. The Initial CPI published as of March 1, 1996 shall be considered the “Base Index”.  The Monthly Rent shall be adjusted upward, but not downward, by an amount equal to sixty percent (60%) of the increase, if any, in the Initial CPI as of the last month prior to such adjustment over the Base Index.  The sum so calculated shall constitute the adjusted Monthly Rent; provided, however, that the Monthly Rent shall not be decreased as a result of any adjustment, and no adjustment shall cause Monthly Rent in effect prior to the adjustment to increase by less than two and one-half percent (2 ½ %) or more than four percent (4%) per annum.

 (b)           Commencing April 1, 2012, the Monthly Rent shall be equal to $70,833.34, multiplied by a fraction, the numerator of which shall be the Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor for All Urban Consumers (1982-84=100)  “All Items,@ Los Angeles-Anaheim-Riverside, California (“CPI”) for January 2012 and the denominator of which shall be 224.610 (i.e., the CPI for January 2010); provided, however, that the Monthly Rent shall not decrease as a result of such adjustment, and shall not be less than $75,710.68 or more than $79,069.92.

(c)           Commencing on April 1, 2013, and annually thereafter throughout the remainder of the Term, the Monthly Rent then payable hereunder shall be adjusted, compounded annually, by the increase, if any, in the CPI, which adjustments shall be subject to the limitations hereinafter set forth.  The adjustments to the Monthly Rent provided for herein shall be calculated as follows: for each adjustment, the Monthly Rent payable immediately prior to the adjustment shall be multiplied by a fraction, the numerator of which shall be the CPI for the February prior to the date for which the adjustment is being calculated (in each case the AComparison Index@), and the denominator of which shall be the CPI for: (a) January 1, 2012, in the case of the first year of the first adjustment, or (b) the January prior to the date on which the immediately preceding adjustment was calculated in the case of the subsequent adjustments (in either case, the ABase Index@).  The sum so calculated shall constitute the adjusted Monthly Rent; provided, however, that the Monthly Rent shall not be decreased as a result of any adjustment, and no annual adjustment shall cause the Monthly Rent in effect prior to the adjustment to increase by less than three percent (3%) or more than five percent (5%) per annum.

(d)           Pending receipt of the relevant CPI figures and determination of the actual adjustment, Tenant shall pay to Landlord an estimated adjusted Monthly Rent, as reasonably determined by Landlord by reference to the then available index figures.  Any overpayment by Tenant shall be credited against the next installment of Monthly Rent due, and any underpayment shall be due and payable by Tenant within five (5) business days after determination of the adjustment.  Landlord’s failure to request payment of an estimated or actual adjustment shall not constitute a waiver of the right to any adjustment provided for in this Lease.  In the event that the compilation and/or publication of the CPI shall be transferred to any other governmental department, bureau or agency, or shall be discontinued or materially changed, then the index most nearly the same as the discontinued index, as determined by Landlord in its sole discretion, shall be used to calculate the Monthly Rent adjustments contemplated hereunder.

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4.2	Determination of Prevailing Market Rate for Commencement of Option Period.

(a)           The term "Prevailing Market Rent" as used herein shall be deemed to mean and refer to the greater of the fair market rental value of: (i)  the Premises, or (ii) comparable RCFE properties located in a market area in Los Angeles County comparable to the market area of the Premises assuming that:

(i)           The Premises are in good condition and repair.

(ii)           The Premises would be leased for the period of the option being exercised by a tenant with the credit standing of Tenant, as the same exists at that time.

(iii)           The Premises would be leased on the same terms of this Lease insofar as the obligations for repair, maintenance, insurance and real estate taxes existed as of the expiration of the Original Term.

(iv)           No deduction or consideration shall be given to allowances for real estate brokerage commissions.

(v)           The Premises will be used for a residential care facility for the elderly taking into account the then constructed improvements.

(b)           Based upon the foregoing assumptions, the Prevailing Market Rent shall be determined by Tenant and submitted to Landlord by written notice ("Tenant’s Submission") within the twenty (20) day period following commencement of the last six (6) months of the Original Term of this Lease (or Option Period as applicable).  If Landlord disagrees with the Prevailing Market Rent reflected in Tenant’s Submission, Landlord shall, within twenty (20) days after receipt of Tenant’s Submission, submit to Tenant in writing Landlord’s opinion as to the Prevailing Market Rent by written notice ("Landlord's Judgment").  If after consultation together and within ten (10) days following Landlord's submission of Landlord's Judgment to Tenant, Tenant and Landlord cannot agree on the amount of the Prevailing Market Rent, then in that event, Tenant and Landlord shall each, at their respective cost and expense, designate a qualified real estate broker in the area ("Tenant’s Broker" and “Landlord’s Broker”) to determine the Prevailing Market Rent.  Tenant’s Broker and Landlord’s Broker shall determine the Prevailing Market Rent and submit same to the other Broker in writing within thirty (30) days after the submission of Landlord's Judgment to Tenant. If the Prevailing Market Rent determined by Tenant’s Broker is the same as or higher than Landlord's Judgment or Landlord’s Broker’s submission, said figure shall be the Prevailing Market Rent.

(c)           If the Prevailing Market Rent determined by Tenant’s Broker is less than the Prevailing Market Rent determined by Landlord's Broker and if after consultation together and within ten (10) days following determination by Tenant’s Broker and Landlord’s Broker, Tenant’s Broker and Landlord’s Broker cannot agree upon the amount of the Prevailing Market Rent, then, if Landlord’s Broker’s submission and Tenant’s Broker’s submission are within five percent (5%), the parties agree that the Prevailing Market Rent shall be the average of Landlord’s Broker’s submission and Tenant’s Broker’s submission. Otherwise, Tenant’s Broker and Landlord’s Broker shall jointly agree upon and designate one (1) qualified, impartial real estate broker (the "Chosen Broker").  If Landlord’s Broker and Tenant’s Broker cannot jointly agree upon and designate the Chosen Broker within ten (10) days, then in that event the Chosen Broker shall be designated by the then President of the American Industrial Real Estate Association.

(d)           No Chosen Broker shall have a conflict of interest.  The Chosen Broker shall review the data submitted by Landlord’s Broker and Tenant’s Broker and determine the Prevailing Market Rent, in accordance with the provisions and assumptions set forth herein, and the decision of the Chosen Broker shall be binding upon Landlord and Tenant; provided, however, that the Prevailing Market Rent shall be no less than the greater of (1) Prevailing Market Rent reflected in Tenant’s Submission or (2) the Monthly Rent increased by the CPI (but in no event less than 3%).

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The costs and fees of the Chosen Broker shall be shared equally by Landlord and Tenant, and the determination of the Prevailing Market Rent by the Chosen Broker shall be completed no later than the expiration of the Original Term.  If for any reason the Prevailing Market Rent has not been determined by the commencement of the Option Period, Tenant shall pay Monthly Rent increased by the CPI (but in no event less than 3%) as provided in Paragraph 4.1 or as specified in Tenant's Submission, whichever is greater, and make up any deficit therein within three (3) business days after Tenant has been notified of  the Prevailing Market Rent.

5.           INTENTIONALLY OMITTED.

6.           SECURITY DEPOSIT.  Landlord currently holds $107,000 as security deposit under the Prior Lease, which shall continue to be held by Landlord pursuant to the terms of this Section 6.  Tenant shall concurrently with the execution of this Lease deliver to Landlord the additional sum of $118,000 to be held as additional security deposit for a total deposit of $225,000 (the “Security Deposit) for Tenant’s prompt payment and performance of all of Tenant’s obligations hereunder (and not as prepaid rent).  Landlord shall not be required to keep the Security Deposit separate from Landlord's other accounts and no trust relationship shall be created with respect to the Security Deposit.  In no event shall the Security Deposit be in lieu of or excuse Tenant from paying any portion of the Monthly Rent or any other Payment due and payable by Tenant hereunder at any time during the Term of this Lease.  The taking of the Security Deposit by Landlord shall in no way be a bar or defense to any action in unlawful detainer for the recovery of possession of the Premises or any other right or remedy that Landlord may at any time exercise upon Tenant's Default or breach of this Lease.  No interest shall be payable by Landlord on the Security Deposit. Without waiving any of Landlord's rights or remedies hereunder, at law or in equity, Landlord may, at Landlord's option, apply all or any part of the Security Deposit to any unpaid Monthly Rent or other Payment due and payable by Tenant from time to time under this Lease (including but not limited to, late charges), or to cure any other Default or breach of Tenant hereunder (including, but not limited to, the cost of maintenance and repair of the Premises).  Upon the expiration of the Term of this Lease and Tenant's prompt surrender of possession of the Premises in accordance with the terms of this Lease, and provided that Tenant is not then in default hereunder (and/or no event has occurred which, with the giving of notice or the passage of time, could give rise to a default hereunder), Landlord shall return any portion of the Security Deposit to Tenant that has not been so applied by Landlord.  Should all or any portion of the Security Deposit be so applied by Landlord at any time from time to time during the Term of this Lease, Tenant shall, upon the written request of Landlord promptly remit to Landlord an amount sufficient to restore the Security Deposit to the amount of the Security Deposit immediately prior to such application, and Tenant's failure to do so within five (5) days after receipt of Landlord's written request therefor shall constitute a material default of Tenant under this Lease.

7.   REAL ESTATE AND PERSONAL PROPERTY TAXES. In addition to all Payments or other charges payable by Tenant hereunder, Tenant shall promptly pay as additional rent all real estate taxes, levies and assessments imposed, levied upon or assessed against the Premises throughout the Term of this Lease.  The term "real estate taxes" as used herein shall be deemed to mean all taxes imposed upon the real property and permanent improvements, and all assessments levied against the Premises (including, without limitation, any increases thereto occasioned by any sale or transfer of ownership thereof), but shall not include personal income taxes, inheritance taxes or franchise taxes levied against the Landlord.  In addition, throughout the Term of this Lease, Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon fixtures, furnishings, equipment and all other personal property contained in the Premises. Tenant shall  reimburse Landlord for real estate taxes paid directly by Landlord, which reimbursement shall be on or before the later of:  (i) ten (10) business days prior to each date a delinquency would be assessed by the taxing authority on such tax, if unpaid; or (ii) five (5) business days after written notice from Landlord to Tenant of the amount of Tenant’s required tax reimbursement.

8.           INSURANCE.

8.1           Throughout the entire Term hereof, Tenant shall, at its sole cost and expense, but for the mutual benefit of Landlord and Tenant, maintain general public liability insurance

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(including professional liability coverage) against claims for personal injury, death or property damage occurring in, upon or about the Premises and on any sidewalks directly adjacent to the Premises.  The limitation of liability of such insurance shall be not less than Two Million Dollars ($2,000,000) in respect to injury or death of one person and to the limit of not less than Three Million Dollars ($3,000,000.00) in respect to any one accident and to the limit of not less than Two Million Dollars ($2,000,000.00) in respect to property damage.

8.2 Throughout the entire Term of this Lease, Tenant shall, at its cost and expense, maintain all risk fire and extended coverage insurance in an amount equal to the full replacement value of the Premises (exclusive of foundation and excavation costs), as such value and/or coverages shall be determined or revised by Landlord and/or Landlord’s lender in their reasonable discretion from time to time.  The proceeds of said policy shall be payable to Landlord and Tenant as their respective interests may appear.  Tenant agrees that upon Landlord's request, Tenant shall procure a mortgagee's loss payable endorsement to said policy, provided that any policy proceeds paid to such mortgagee shall be available for reconstruction in accordance with the terms of this Lease, as amended or supplemented by any subordination, non-disturbance and attornment agreement executed by and between Tenant and such mortgagee.  In addition, Tenant, at its own cost, shall either by separate policy or, at Landlord=s option, by endorsement to a policy already carried, maintain insurance coverage on all Standard Furnishings, as well as any personal property owned by Landlord or Tenant and kept in, on or about the Premises, which insurance shall be full replacement cost coverage with a deductible not to exceed $50,000 per occurrence, and the proceeds of such insurance shall be used by Tenant solely for the replacement of Standard Furnishings and other personal property of Landlord or Tenant kept in, on or about the Premises. It is further understood and agreed that Tenant hereby waives any right of recovery from Landlord, its principals, agents and/or employees for any loss or damage (including consequential loss) resulting from any of the perils that would have been insured against in the insurance policies to be maintained by Tenant hereunder (except if caused by the gross negligence or willful misconduct of Landlord or its agents, employees or contractors), whether or not such coverage is actually in place at the time of such loss.

8.3 Throughout the entire Term of this Lease, Tenant, at its sole cost and expense, shall maintain rental interruption insurance for the benefit of Landlord and business interruption or loss of income insurance on its own behalf for a coverage period of at least twelve (12) months.  Landlord shall be named as an additional insured and all proceeds of such policy shall be paid jointly to Landlord and Tenant.  Without limitation, such policy shall be maintained at coverage levels sufficient to perform all of the continuing monetary obligations of Tenant under this Lease.

8.4 Throughout the entire Term of this Lease, Tenant, at its sole cost and expense, shall maintain workers’ compensation insurance in the amount required by statute, together with employer’s liability coverage with a liability amount not less than One Million Dollars ($1,000,000) per occurrence.

8.5 All such policies of insurance to be maintained by Tenant hereunder shall be the primary insurance with respect to Landlord and not participating with any other available insurance. All such policies of insurance to be maintained by Tenant hereunder shall be issued in the name of Tenant and shall name Landlord, Royale Management Co., LLC and Landlord’s lender (if any) as an additional insured, and Tenant shall promptly deliver copies of all such policies of insurance or other evidence of such insurance to Landlord. Each insurance policy shall provide that such policy cannot be canceled, modified or reduced in scope without thirty (30) days' prior written notice to Landlord and to any superior lessor, mortgagee or trust deed holder of whom the insurer has been notified in writing. If Tenant fails to provide evidence of insurance after five (5) business days written notice from Landlord, Landlord shall have the right, but not the obligation, to place such insurance and the cost thereof shall be reimbursed by Tenant to Landlord as additional rent hereunder within two (2) business days of notice to Tenant of the cost thereof. Tenant=s failure to maintain any of the insurance coverage to be maintained by Tenant hereunder or to reimburse Landlord for the cost thereof shall constitute a material default of Tenant under this Lease in accordance with the terms of Section 19 below.

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9.           IMPOUND PAYMENTS. At Landlord=s option or upon Tenant’s request, Landlord may (but shall not be required to), at any time, establish an impound account and require that Tenant pay into such account, in advance on a monthly basis, an estimated amount sufficient in Landlord=s reasonable judgment to cover all real and personal property taxes and/or all insurance premiums for insurance to be maintained by Tenant with respect to the Premises (such monthly payments being referred to hereinafter as AImpound Payments@); provided, however, impounds for insurance premiums may be required by Landlord only after a default by Tenant or Tenant’s failure to provide evidence of insurance.  Notwithstanding the foregoing, at the commencement of the Lease, Landlord shall establish and Tenant shall make monthly payments into an impound account for real and personal property taxes.   As of September 30, 2010, Landlord holds tax impounds in the amount of $17,830.02 under the Prior Lease, which shall continue to be held by Landlord pursuant to the terms of this Section 9.   Subject to adjustment in Landlord’s reasonable discretion, the initial monthly real property tax impound payment to be made by Tenant hereunder shall be $3,700.  All Impound Payments received by Landlord shall be held in an institution chosen by Landlord, in its sole discretion, provided that the deposits of such institution are insured by a federal or state agency.  Landlord shall be permitted to commingle any such Impound Payments with its own funds or the funds of other tenants of Landlord (or Landlord=s affiliates), as Landlord shall determine in its sole discretion.  Landlord shall apply the Impound Payments toward payment of the real estate taxes, personal property taxes and insurance premiums otherwise payable by Tenant hereunder; provided, however, that Landlord shall only be obligated to so apply the Impound Payments to the extent of the balance of Impound Payments actually received by Landlord from Tenant. Any Impound Payments received or held by Landlord hereunder shall not bear interest for Tenant=s benefit.  Upon Landlord=s exercise of its option to collect such Impound Payments from Tenant, Tenant=s prompt payment of such Impound Payments to Landlord shall be a material covenant of Tenant and additional rent under this Lease.  Landlord shall provide to Tenant an annual accounting of any Impound Payments received by Landlord, reflecting all credits and debits to the balance of the Impound Payments and the purpose for which each debit to such balance was made.  If the balance of the Impound Payments held by Landlord, together with the future monthly Impound Payments payable by Tenant prior to the due dates of real estate taxes, personal property taxes and insurance premiums shall exceed the amount required to pay said real estate taxes, personal property taxes and insurance premiums as they fall due, at Landlord's option, such excess may either be repaid to Tenant or credited toward the next monthly Impound Payment(s) due from Tenant.  If the balance of the Impound Payments held by Landlord, together with the future monthly Impound Payments payable by Tenant prior to the due dates of real estate taxes, personal property taxes and insurance premiums shall be insufficient to pay real estate taxes, personal property taxes and insurance premiums as they fall due, Tenant shall pay to Landlord any amount necessary to make up the deficiency within three (3) business days of Landlord=s request.

10.  UTILITIES. Tenant shall contract directly for and pay before delinquency all charges relating to water, gas, heat, electricity, power, telephone and cable and computer access service, trash collection and all other services and utilities used in, upon or about the Premises by Tenant during the Term.  Landlord shall not be liable for any interruption in the provision of any such utility services to the Premises, unless such interruption is caused by the gross negligence or willful misconduct of Landlord or its agents, employees or contractors.

11.           STANDARD FURNISHINGS. Landlord has provided and/or installed all standard furnishings, fixtures and equipment reasonably necessary for the operation of an RCFE. Tenant acknowledges and agrees that all standard furnishings, fixtures and equipment currently at the Premises have been provided by Landlord and are as more particularly described on Exhibit AB@ attached hereto and shown on a video to be taken by Seller, which are hereby incorporated herein and made a part hereof (collectively, the AStandard Furnishings@). Tenant hereby acknowledges that the Standard Furnishings provided by Landlord are of such nature and quality as are customarily found in similar facilities owned by Landlord (or Landlord=s affiliates) and leased to other operators.

12.           USE

12.1           Use. Tenant shall use the facility for the operation of a licensed RCFE, and for no other purpose whatsoever without Landlord's prior written consent, which consent may be

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withheld in Landlord's sole and absolute discretion.  Tenant shall not do, bring or keep anything in, on or about the Premises that will cause a cancellation of any insurance maintained by either Landlord or Tenant with respect to the Premises or any personal property located or used thereon, and Tenant shall comply with all requirements imposed by the insurance companies issuing such insurance.  Tenant shall not use the Premises in any manner that will constitute waste of the Premises or a nuisance or unreasonable annoyance to owners or occupants of adjacent properties.  Tenant shall not do anything on the Premises that will cause damage to the Premises or any part thereof.  No  machinery, apparatus or other appliance shall be used or operated in, on or about the Premises that will in any manner injure the Premises or any part thereof.  Tenant shall pay all payrolls promptly when due respecting all personnel at the Premises and shall file all governmental reports required pursuant thereto (including, without limitation, payroll tax returns), and shall pay such taxes promptly and before delinquency.  Tenant shall comply with, and the leasehold created by this Lease shall at all times be subject to, all covenants, conditions, restrictions, easements and rights of way affecting the Premises or the real property on which the Premises are located.   At Landlord=s request, Tenant shall furnish any bond which may be required by law in connection with the holding of any funds from residents, including resident's trust funds, and an accounting therefor.  Tenant shall be fully responsible for such funds, and agrees to indemnify, defend and hold Landlord harmless from and against any losses, liabilities, costs or expenses arising in connection therewith.  Tenant shall not conduct or permit to be conducted in, from or upon the Premises any sale by auction, whether such auction be voluntary, involuntary, pursuant  to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

12.2           Licensing; Continuous Operation. Tenant shall cause the Premises to be and remain licensed and certified by the California Department of Health Services (or the California Department of Social Services, as applicable) and all applicable federal, state and/or local governmental agencies as an RCFE, and shall maintain such license(s) and certifications in good standing throughout the Term of this Lease.

Tenant shall promptly forward to Landlord copies of any and all notices received by Tenant from any applicable federal, state and/or local governmental licensing agency with respect to the status of Tenant’s license to operate an RCFE on the Premises.   From and after Tenant’s acceptance of possession of the Premises and at Tenant's sole cost and expense, Tenant shall continuously operate the Premises as an RCFE without interruption throughout the Term hereof (subject to reasonable periods relating to casualty, condemnation, force majeure or renovations), and Tenant shall cause the Premises to comply with any and all requirements and/or regulations governing the operation of an RCFE, including, without limitation, Tenant’s obligations to comply with Applicable Laws and maintain and repair the Premises, as hereinafter set forth.  In addition to Tenant's obligations hereunder to maintain continuous operation of the Premises as a RCFE, at Landlord's request anytime prior to any termination or expiration of the Lease, Tenant shall, at no cost to Landlord or any successor operator, cooperate fully with Landlord to facilitate a smooth transition of the operations at the Premises to Landlord, Landlord's designee or any successor operator.  In connection with such transition, Tenant shall provide all information and documentation pertaining to the operations at the Premises, including, but not limited to, all policies, procedures, records, forms and other information and documentation pertaining to the RCFE and the Premises, and as may be required by applicable licensing authorities in connection with the operation of the RCFE or the license applications of a successor operator.  Further, Tenant shall not provide any notices or communications to any third party in connection with the termination or expiration of the Lease unless approved by Landlord in advance.  If requested by Landlord, Tenant shall, at no cost to Landlord or any successor operator, renew its license to operate the RCFE at the Premises and continue to operate the RCFE on the Premises on a temporary basis after any such termination or expiration until a new license is issued to a successor operator, complying with all Tenant's obligations under this Lease.  Tenant’s failure to provide Landlord, within five (5) business days of Tenant’s receipt thereof, with copies of any notice(s) received by Tenant from any applicable federal, state and/or local governmental licensing agency with respect to the status of Tenant’s license to operate an RCFE on the Premises, or Tenant’s failure to continuously operate (subject to reasonable periods relating to casualty, condemnation, force majeure or renovations) an RCFE on the Premises throughout the Term of this Lease (whether voluntarily, by decree of any licensing agency or by operation of law) shall each independently constitute a material default hereunder in accordance with

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the terms of Section 19, and shall, at Landlord’s option by written notice to Tenant, immediately terminate this Lease.

12.3           Hazardous Substances. Tenant shall not release, use, generate, manufacture, store or dispose of on, under or about the Premises or transfer to or from the Premises any flammable explosives, radioactive materials, hazardous wastes, toxic substances or other materials that are or may be hazardous or injurious to the environment or to persons or property (collectively "hazardous substances").  Excluded from this prohibition are hazardous substances of the type commonly used in an RCFE in California, subject to the condition that all such substances used by Tenant on the Premises are used, stored, and disposed of in accordance with all Applicable Laws (as such term is defined in Paragraph 14 below).  As used in this Lease, hazardous substances shall include, but not be limited to, substances defined as "hazardous substances," "hazardous materials," or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the Clean Water Act, 33 U.S.C. Section 466, et seq.; the Safe Drinking Water Act, 14 U.S.C. Section 1401, et seq.; the Superfund Amendment and Reauthorization Act of 1986, Public Law 99-499, 100 Stat. 1613; the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq., as amended; the Clean Air Act, 42 U.S.C. Section 7401, et seq.; the Occupational Safety and Health Act ("OSHA," 29 U.S.C. Section 651, et seq.; California Environmental Quality Act, Pub. Res. Code Section 21000, et seq.; Carpenter-Presley-Tanner Hazardous Substance Account Act, Health and Safety Code Section 25300, et seq.; Hazardous Waste Control Law, Health and Safety Code Section 25100, et seq.; Porter-Cologne Water Quality Control Act, Water Code Section 13000, et seq.; Hazardous Waste Disposal Land Use Law, Health and Safety Code Section 25220, et seq.; Safe Drinking Water and Toxic Enforcement Act of 1986 ("Prop 65"), Health and Safety Code Section 25249.5, et seq.; Hazardous Substances Underground Storage Tank Law, Health and Safety Code Section 25280, et seq.; Air Resources Law, Health and Safety Code Section 39000, et seq., Hazardous Materials Release Response Plans and Inventory, Health and Safety Code Sections 25500-25541; Toxic Pits Cleanup Act, Health and Safety Code Section 25208, et seq.; and those materials and substances of a similar nature regulated or restricted under any other or similar laws of the United States, the State of California or any other governmental agency having jurisdiction over the Premises now existing or hereafter adopted, and in regulations adopted and publications promulgated pursuant thereto.

12.4           Royale.  Landlord and Tenant acknowledge that the Premises have been known as “Clairemont Royale”.  Tenant acknowledges that Landlord has an economic and proprietary interest in the term “Royale”, and that Landlord in its sole discretion is allowing Tenant during the term of this Lease to use this term “Royale” in its advertising and signage.

13.   MAINTENANCE AND REPAIR; CAPITAL IMPROVEMENTS; SURRENDER.

13.1           Maintenance of Premises. Tenant shall, during the Term, at its sole cost and expense, keep in good repair and maintain the entire Premises in good, clean working order, condition and repair, including, without limitation, the structural portions of the building and improvements thereon, the interior and exterior thereof, the roof, plate glass, wiring, plumbing, heat and air conditioning units, parking and service areas, landscaping, elevator and the approaches thereto and appurtenances thereof, including all adjacent sidewalks and alleys; provided, however, prior to March 31, 2012, Landlord shall continue to be obligated to keep in good repair and maintain the roof in accordance with the terms and provisions of Sections 7.2 and 7.3 of the Prior Lease.  Tenant's obligation to maintain the Premises shall specifically include, without limitation, the obligation to make any and all repairs and to repaint and/or re-stain all painted areas as reasonably required by Landlord. Tenant acknowledges that Tenant’s maintenance and repair obligations hereunder shall include replacement of carpet, paint and wallpaper at the expiration of their useful life if replacement has not previously been required hereunder.  Notwithstanding the foregoing, all carpet in the Premises shall have been replaced within the last 5 years prior to the termination of this Lease, whether by expiration of the Term or otherwise. Landlord shall not have any responsibility to maintain the Premises or any part thereof, whether structural or non-structural, interior or exterior.  Notwithstanding the foregoing, Landlord shall have the right, in its sole and absolute discretion, to

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inspect the Premises, and Landlord may, in its sole and absolute discretion, perform (or cause Tenant to perform) maintenance and repair of the Premises.  Tenant shall reimburse Landlord for any and all such maintenance and repair performed by Landlord within three (3) business days of written notice from Landlord to Tenant.  Tenant hereby waives all rights under any applicable law, rule or ordinance that provides or allows for Tenant=s right to make repairs and deduct the cost of such repairs from the Monthly Rent or any other Payment due and payable by Tenant hereunder.  Landlord reserves and retains the right to lease the roof and exterior portions of the Premises (together with any and all easements for access thereto) (provided such lease does not materially interfere with Tenant’s signage rights pursuant to Section 24.2) to third parties for the installation of satellite dishes, antenna, billboards, among other things and Tenant shall not be entitled to any abatement of Monthly Rent and/or any portion of the revenue from such leases; provided, Tenant shall have the right to reasonably approve:  (i) the type of materials and method of attachment, (ii) the cosmetic impact of any attachment such that it will not negatively impact the marketability of the Premises, and (iii) the content, so that no disreputable or competitive advertisements are installed.  Furthermore, Landlord shall be responsible for any damage and any ongoing required maintenance directly caused by such installation.

13.2           Maintenance of Personal Property.  Tenant shall, at its sole cost and expense, during the Term, keep and maintain all the personal property including furniture, fixtures and equipment, in good working order, condition and repair, including, without limitation, all repairs, alterations, replacements and additions to the Premises required by law and/or as necessary to obtain and maintain licensing for the operation of the Premises as an RCFE and all Standard Furnishings located on the Premises at the commencement of the Term (as more particularly described on Exhibit AB@ and shown on the video referenced in Paragraph 11 above).  Tenant shall have the right to install on the Premises any and all additional equipment and fixtures that Tenant desires to install thereon and which are necessary or convenient to Tenant's use of the Premises as permitted herein, without Landlord=s consent, provided that Tenant shall provide Landlord with a detailed description of all of such additional equipment (as well as any subsequent replacements thereto) so that such additional equipment may be distinguished from the Standard Furnishings to be surrendered by Tenant to Landlord upon the expiration or sooner termination of this Lease.  All such additional property so installed by Tenant shall remain Tenant's property and, provided Tenant is not in default hereunder, may be removed by Tenant from the Premises.  Tenant shall not remove any of the Standard Furnishings installed by Landlord and/or any replacements or substitutions therefor, or any part thereof, from the Premises, without the prior written consent of Landlord.  As a part of Tenant=s maintenance obligations hereunder, Tenant shall purchase and replace, with substitutes of equal or higher quality, any worn out or broken items of Standard Furnishings throughout the Term at Tenant's sole cost and expense.  Such items being replaced by Tenant, to the extent that they are in substitution for items originally provided by Landlord, shall immediately become the property of Landlord.  Tenant agrees to periodically provide Landlord with a detailed list of all such replacements or substitutions, and upon written request from Landlord, to execute any and all documents necessary to fully evidence Landlord's ownership of all such personal property.

13.3           Capital Expenditures.  During the period January 1, 2010 through December 31, 2012, Tenant, at Tenant’s sole cost and expense, covenants and agrees to perform in compliance with Section 15 the following improvements at the Premises and deliver to Landlord documentation (including, but not limited to, contracts, invoices, lien releases and cancelled checks) reasonably satisfactory to Landlord evidencing such completion:

IMPROVEMENTS	COST
Construction	$406,169
Ptaks
Doors/Windows
Paint (demo wallpaper)
Kitchen Repairs
Grease Traps to code
Carpet	$95,000
New Kitchen Equipment	$45,000
Teltron Pendant System	$65,000

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FF&E	$350,000
HVAC additional repairs	$25,000
Change Orders/Exigent	$190,000
TOTAL:	$1,176,169

Tenant’s failure to timely complete the improvements as required herein shall be a material default under this Lease.

13.4           Capital Improvement Fund.  During every twelve (12) month period commencing January 1, 2015, Tenant shall complete at least $58,300 of capital improvements at the Premises; provided however, commencing January 1, 2016 and annually thereafter, said amount shall be increased by the increase in CPI, but in no event less than 3%, compounded annually (the “Capital Improvement Amount”).  On or before January 1, 2016 and annually thereafter, Tenant shall deliver to Landlord:  (i) a schedule with detailed descriptions and documentation (including, but not limited to, contracts, invoices, lien releases and cancelled checks) reasonably satisfactory to Landlord evidencing the amount of capital improvements completed in the prior 12-month period commencing January 1; (ii) if such amount is less than the then required Capital Improvement Amount, cash equal to the difference between the then required Capital Improvement Amount and the total of the documented, completed capital improvements; and (iii) requests (if any) for disbursement from the Capital Improvement Fund in accordance with the terms and provisions of this Section 13.4.  Such funds shall be held by Landlord in a “Capital Improvement Fund”, which shall not bear interest for the benefit of Tenant.  If Tenant completes more than the then required Capital Improvement Amount of capital improvements at the Premises during a 12-month period commencing January 1, Tenant shall be entitled, upon prior written request to Landlord and subject to Landlord=s reasonable approval, to either: (1) withdraw funds (to the extent such funds have been deposited by Tenant in prior years) from the Capital Improvement Fund to cover the costs in excess of the then required Capital Improvement Amount incurred by Tenant for capital improvements to the Premises; provided, further each such withdrawal request shall be for a minimum of $5,000 and each item comprising such request shall be for a minimum of $1,000, or (2) to the extent insufficient funds exist in the Capital Improvement Funds, Tenant shall be entitled to a “Capital Improvement Credit”, which may be carried forward and applied against the required Capital Improvement Amount to be completed in a subsequent 12-month period.

13.5           Surrender. Tenant hereby acknowledges and agrees that upon the commencement date of the Term hereof, the Premises are a fully-equipped and furnished facility in a manner consistent with a fully licensable facility for operation as an RCFE.  As an express and material condition precedent to Landlord=s agreement to enter into this Lease, and as a material element of consideration hereunder, Tenant hereby agrees and covenants that Tenant shall surrender possession of the Premises to Landlord upon the expiration or any sooner termination of this Lease in good and complete condition, equivalent to or better than the condition as of the date Lessee first took possession of the Premises at the commencement of the Lease and fully operable and leasable as an RCFE, and, as a part thereof, Tenant shall also surrender possession of and return to Landlord, in good and complete condition and repair (equivalent to or better than the condition at the commencement of the Term) all Standard Furnishings installed on the Premises at the commencement of the Term (as more particularly described on Exhibit AB@ and shown on the video referenced in Paragraph 11 above), and any and all replacements and substitutions therefor, all of which shall be and remain the property of Landlord.

14.           COMPLIANCE WITH LAWS Tenant shall, at Tenant=s sole cost and expense, comply with all municipal, state and federal laws, ordinances, rules, regulations, orders or directives in force or promulgated during the Term hereof as the same shall apply to the Premises, Tenant=s use thereof, and Tenant=s operation of an RCFE (collectively, all AApplicable Laws@).  In light of the length of the Term of this Lease, it is the express intention and understanding of Landlord and Tenant that Tenant shall bear full responsibility for any and all measures necessary or appropriate in order to cause the Premises and Tenant=s operation of the RCFE to comply with all Applicable Laws throughout the entire Term hereof, to the same extent as if Tenant were the owner of the Premises.  The judgment of any court of competent jurisdiction, the ruling of any administrative proceeding, or

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the admission of Tenant, in any action, or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such regulation, order or statute relating to the Premises or Tenant’s use thereof or business thereon, shall be conclusive of that fact as between the Landlord and Tenant, and shall, subject to Section 19, at Landlord’s option, terminate this Lease.  It is agreed and understood by and between Landlord and Tenant that, in order to conduct the business proposed for the Premises, the State of California shall issue and renew a license to allow Tenant to operate an RCFE.  Any termination or conditional or provisional reissuance of such license shall constitute a material default under this Lease, subject to Section 19.  In the event that any investigation, litigation, accusation, or other administrative or legal action or proceeding (collectively, "Action") is initiated or threatened by a public agency against Tenant and/or the Premises, within three (3) business days after Tenant becomes aware or receives written notice of such Action, Tenant shall give written notice to Landlord of such Action and shall concurrently and thereafter deliver to Landlord copies of all written materials and/or documents regarding such Action.

15.           ALTERATIONS. Tenant shall not make, or suffer to be made, any alterations or additions to the Premises, or any part thereof, without the prior written consent of Landlord, and any such additions to or alterations of the Premises, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Landlord.  To the extent that Tenant shall desire to make any alterations or additions to the Premises, Tenant shall submit to Landlord for Landlord=s review and approval, detailed plans and specifications for the proposed alterations or additions.  Any such alterations or additions approved by Landlord shall be constructed by a contractor selected by Tenant but approved by Landlord, shall be constructed in a good and workmanlike manner and of good and sufficient materials, in accordance with the plans and specifications approved by Landlord, and in accordance with all Applicable Laws.  Tenant shall be responsible for obtaining and complying with the terms and provisions of any permits or approvals required in connection with any alterations or additions to the Premises constructed by Tenant.  Tenant shall, promptly upon completion of any such alterations or improvements to the Premises deliver to Landlord all as-built plans and specifications therefor.  Landlord may, but shall not be obligated to, condition Landlord=s consent to any alterations or additions to the Premises costing $10,000 or more upon Tenant=s delivery of a lien and completion bond in an amount equal to one hundred fifty percent (150%) of the estimated cost of the proposed alterations or additions to the Premises.   In any case, Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished, or obligation incurred by Tenant, whether in connection with any alterations or additions to the Premises or otherwise.

16.           DAMAGE AND DESTRUCTION.

16.1  In the event that any portion of the Premises shall be damaged or destroyed by fire or other casualty, but the Premises are not thereby rendered untenantable in whole or in part, Landlord shall cause such damage or destruction to be repaired at Tenant=s cost and expense (in excess of any insurance proceeds paid in connection with such damage or destruction, all of which proceeds shall be promptly paid or made available to Landlord), and the Monthly Rent and all other Payments provided for under this Lease shall not be abated during the repair period as to any portion of the Premises, including, without limitation, the portion rendered untenantable, but only to the extent that the repair period does not exceed the period for which coverage is to be provided under the business interruption insurance to be maintained by Tenant (whether or not such insurance is actually in place).  Tenant shall be solely responsible for the cost of any repair to or restoration of the Premises and shall immediately make available to Landlord any and all insurance proceeds and deliver to Landlord any and all costs and expenses in excess of any insurance proceeds.

16.2 In the event that the Premises are damaged or destroyed by fire or other casualty, and the Premises or any substantial portion thereof shall be rendered untenantable, Landlord shall have the option to: (a) repair the damage at Tenant=s cost and expense (in excess of any insurance proceeds paid in connection with such damage or destruction, all of which proceeds shall be promptly paid or made available to Landlord), in which case the Monthly Rent and all other Payments provided under this Lease shall not be abated during the repair period as to any portion of the Premises, including, without limitation, the portion rendered untenantable, but only to the extent that the repair period does not exceed the period for which coverage is to be provided under the

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business interruption insurance to be maintained by Tenant (whether or not such insurance is actually in place), or (b) terminate this Lease upon thirty (30) days prior written notice to Tenant of Landlord=s election to do so.  If Landlord elects to terminate this Lease, all Monthly Rent and other Payments and obligations hereunder shall be prorated as of the date upon which the coverage to be provided under the business interruption insurance to be maintained by Tenant does expire or would have expired (whether or not such insurance is actually in place).  Notwithstanding the foregoing, in the event that Landlord elects not to repair such damage to the Premises, Tenant shall have the option to elect to not to have the Lease terminate, but instead to bear the responsibility of all such repairs, subject to the following conditions:  (a) Tenant shall notify Landlord of such decision in writing within thirty (30) days after receipt of notice that Landlord has elected to terminate the Lease; (b) all repairs to be performed by Tenant shall be performed in accordance with the provisions of Paragraph 15 above (governing Tenant=s construction of alterations and additions to the Premises); (c) all repairs and or restorations so constructed shall immediately become a part of the Premises and the property of Landlord; and (d) Tenant shall diligently pursue and cause all such repairs to be completed as soon as possible, but in no event later than six (6) months after the date upon which Tenant elects to perform such repairs.  In the event that Tenant shall elect to proceed with such repairs in accordance with the immediately preceding sentence, Landlord and Tenant agree that:  (i) Landlord shall make available all insurance proceeds paid or payable to Landlord in connection with such damage or destruction, and (ii) any and all cost and expense of such repairs in excess of the foregoing insurance proceeds shall be solely Tenant's obligation.  Notwithstanding any contrary provision of this Lease or the unavailability of insurance proceeds, Tenant shall be solely responsible for the cost of any repairs required as a result of the negligence or willful misconduct of Tenant or Tenant=s employees, agents or invitees.  To the extent applicable, Tenant hereby waives any provisions of any California statute, rule, or ordinance or law governing the respective obligations of landlords and tenants in the event of any damage to or destruction of leased premises, and Landlord and Tenant agree that the respective rights and obligations of Landlord and Tenant in the case of any such damage or destruction shall be governed by the provisions of this Lease.

           17.           WAIVER AND INDEMNIFICATION. Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, hereby waives and releases all claims against Landlord for damage to personal property in, upon or about the Premises and for injuries to any and all persons in or about the Premises, from any cause arising at any time, other than the gross negligence or willful misconduct of Landlord or Landlord’s partners, principals, agents, employees, contractors, attorneys and their respective successors, heirs and assigns.  Except to the extent directly caused by the gross negligence or willful misconduct of Landlord or Landlord’s partners, principals, agents, employees, contractors, attorneys and their respective successors, heirs and assigns, Tenant hereby agrees to indemnify, defend (with counsel reasonably satisfactory to Landlord), protect and hold Landlord and Landlord=s partners, principals, agents, employees, contractors, attorneys and their respective successors, heirs and assigns free and harmless from and against any and all costs, losses, liabilities or expenses of any nature whatsoever to the extent arising, whether directly or indirectly, and (a) relating in any manner to Tenant=s occupancy, use, operation, maintenance or repair of the Premises, (b) arising in connection with any damage to or destruction of the Premises or any personal property thereon or any person therein during the Term hereof for any reason, (c) resulting from any failure of Tenant to maintain the Premises as a licensed RCFE at any time during the Term of this Lease, (d) arising in connection with any Actions concerning the Premises, Tenant or Tenant=s business, and/or (e) arising as a result of or in connection with the presence of any hazardous substances on, about or under the Premises which are utilized by and/or brought upon the Premises by or on behalf of Tenant.  All indemnification obligations set forth in this paragraph and elsewhere in this Lease shall survive the expiration or any sooner termination of this Lease.

          18.                      ASSIGNMENT AND SUBLETTING. Tenant shall not assign this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or permit any other person to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent may be withheld in the sole and absolute discretion of Landlord.  Any prospective assignee or sublessee shall have both financial experience and operating experience for an RCFE.  In connection with any such proposed assignment, Tenant shall deliver to Landlord the financial statement and experience resume of any potential new lessee, together with any other information requested by Landlord. A change in control

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or ownership of Tenant shall constitute an assignment requiring Landlord=s consent.  Any transfer, on a cumulative basis, of more than twenty-five percent (25%) of the voting control and/or equity ownership of Tenant shall constitute a Achange in control@ of Tenant for purposes of this Paragraph.  Notwithstanding the foregoing, a merger or acquisition of all of Tenant’s assets is permitted without consent from Landlord so long as:  the assignee or subtenant:  (i) shall be a creditworthy entity with a current net worth, calculated in accordance with generally accepted accounting principles, consistently applied, greater than Fifty Million Dollars ($50,000,000), (ii) shall have not less than five (5) years experience in operating an RCFE, (iii) has a favorable business, regulatory compliance and operational reputation and character, (iv) has all licenses, permits, approvals and other authorizations required to operate the Premises as an RCFE, and (v) shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Tenant to be kept and performed and shall be, and become, jointly and severally liable with Tenant for the performance thereof.  Notwithstanding anything to the contrary hereinabove, Tenant may assign the Lease to its affiliates, without Landlord’s consent; provided that in each instance Tenant pays to Landlord any and all costs incurred (including in-house counsel costs and expenses) in connection with review and documentation of such assignment. Landlord’s consent to one assignment, subletting or occupation shall not be deemed to be Landlord’s consent to any subsequent assignment, subletting or occupation.  Landlord’s consent to an assignment, subletting or occupation or a transfer permitted without Landlord’s consent hereunder shall not in any event release the original named Tenant (or any successor tenant) from liability for the continued performance of all of the terms and provisions on the part of Tenant to be kept and performed hereunder, unless Landlord specifically and in writing releases the original named Tenant (or any successor tenant, as the case may be) from said liability.

Any assignment or subletting (for which Landlord’s consent is required) without the prior written consent of Landlord shall be void and shall, at the option of Landlord, terminate this Lease.  In the event that Tenant (or any successor tenant) assigns this Lease or sublets the Premises (subject to Landlord=s consent rights as set forth in this Lease, if required), and if any consideration or rent payable to such Tenant in connection with said assignment or subletting (in whatever form, including, without limitation, any down payment or bonus payment, any transfer fee or consultation fee, or any consideration or payment for goodwill inherent in Tenant=s conduct of its business at the Premises) is greater than the rent to be paid by Tenant to Landlord under this Lease during the period of time which said assignment or subletting remains in effect (such excess, hereinafter the AExcess Consideration@), then Tenant shall pay to Landlord, as additional rent under this Lease, one half (1/2) of such Excess Consideration  immediately as and when such Excess Consideration is payable to Tenant. In the event of a subletting of only a portion of the Premises, in calculating whether any Excess Consideration will be generated by such subletting, the rent payable under the Lease shall be prorated according to the square footage involved in order to reflect the rent applicable to the space sublet.  Notwithstanding the foregoing, no Excess Consideration shall be payable in connection with a merger, acquisition, public offering or private offering of, in each instance, all of the assets of Tenant, its affiliates and parent company.  It is the intent of the parties that no Excess Consideration shall be due and payable only in instances where all assets of the parent company and its subsidiaries are being acquired and not where only certain assets or properties are being acquired. This Section 18 shall not apply to the subleasing of space to RCFE ancillary service providers, such as beauty shop operators, therapy providers, health care providers, and the like.

Notwithstanding the foregoing, any private or public offering of all of the assets of Tenant, its affiliates and parent company shall be a permitted transfer under the Lease which does not require Landlord’s consent.  The original named Tenant or its affiliate shall be released from liability for the continued performance of all of the terms and provisions on the part of Tenant to be kept and performed hereunder, provided the new tenant after such private or public offering has a current net worth, calculated in accordance with generally accepted accounting principles, consistently applied, greater than Fifty Million Dollars ($50,000,000).

Any assignment or subletting (for which Landlord’s consent is required) without the prior written consent of Landlord shall be void and shall, at the option of Landlord, terminate this Lease.

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         19.   DEFAULT

                      19.1  Notwithstanding anything to the contrary in this Lease, only the occurrence of any one of the following events shall constitute a "Default" hereunder by Tenant:

           (a) The failure by Tenant to make any payment of rent or of any other payment required to be made by Tenant under this Lease within five (5) business days after Landlord delivers to Tenant written notice that the same is due and payable.

           (b) The failure by Tenant to observe or perform any of the other covenants or conditions of this Lease to be observed or performed by Tenant within thirty (30) days after Landlord delivers written notice thereof to Tenant; provided, however, that if the nature of Tenant’s obligation is such that more than thirty (30) days are reasonably required for its performance, then Tenant shall not be deemed to be in default if it commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

In the event that a Default occurs under this Lease, then in addition to any other rights or remedies of Landlord hereunder or at law or in equity, Landlord shall have the immediate right of reentry and may remove all persons and property from the Premises, using any legal proceedings that may be available, and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.  Should Landlord elect to reenter, as herein provided, or should Landlord take possession of the Premises pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may either terminate this Lease or may from time to time, without terminating this Lease, relet the Premises, or any part thereof, for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in Landlord=s sole discretion may deem advisable, with the right to make alterations and repairs to the Premises.

19.2  Upon such reletting:  (a) Tenant shall be immediately liable to pay to Landlord, in addition to any other obligations of Tenant to Landlord hereunder, the cost and expenses of such reletting (and any related alterations to or repairs of the Premises) incurred by Landlord, and the amount, if any, by which the rent reserved in this Lease for the period of such reletting up to but not beyond the Term, exceeds the amount agreed to be paid as rent for the Premises for the period of such reletting, or (b) at the option of Landlord, rents received by such Landlord from such reletting shall be applied as follows: (i) first, to the payment of any obligations of Tenant to Landlord other than the Monthly Rent and other Payments called for hereunder; (ii) second, to the payment of any costs and expenses of such reletting and of any related alterations and/or repairs; (iii) third, to the payment of Monthly Rent and other Payments due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future obligations of Tenant as the same may become due and payable hereunder.  If Tenant has been credited with any rental payments to be received by such reletting under option (a), and such rental payments shall not be promptly paid to Landlord by the successor occupant of the of the Premises, or if such rental payments received from reletting under option (b) during any month shall be less than the obligations of Tenant to be paid during that month hereunder, then in such case, Tenant shall promptly pay any such deficiency to Landlord on a monthly basis.

19.3  No such reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.  Notwithstanding any reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous Default.

19.4 Should Landlord at any time elect to terminate this Lease for any Default, in addition to any other remedies Landlord may have hereunder or at law or in equity, Landlord may recover from Tenant all damages incurred by Landlord by reason of such Default, including the cost of recovering the Premises, and including the worth at the time of such termination of the excess, if any, of the amount of rent and other charges equivalent to rentals and charges reserved in this Lease for the remainder of the Term of this Lease over the then reasonable rental value of the Premises for

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the remainder of the Term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

19.5 Notwithstanding anything to the contrary set forth herein, at Landlord=s option, any Default of Tenant hereunder shall constitute a default under all other leases between Landlord (or Landlord=s affiliates) and Tenant (or Tenant=s parent or affiliates) (collectively, the ARelated Party Leases@), and vice versa, and to that end, Tenant hereby agrees that all Related Party Leases shall be and hereby are amended to reflect that any default of Tenant following applicable cure periods, respectively or collectively, thereunder shall constitute a Default of Tenant under this Lease.  As used herein, the term ARelated Party Leases@ shall also mean and refer to any and all subsequent leases entered into by and between Landlord (and/or its affiliates) and Tenant (and/or its parent or affiliates).  Tenant hereby agrees to execute and to cause any affiliate of Tenant executing any future lease with Landlord or Landlord=s affiliate to promptly execute and deliver to Landlord an amendment to the Lease and/or such Related Party Lease effectuating the cross-default provision set forth in this paragraph.

As used herein, the term ARelated Party Leases@ shall mean and refer, without limitation, to this Lease and to each of the following leases (including any amendments thereto or restatements thereof):

(i) that certain Lease Agreement (as amended) dated as of March 1, 2005, between Landlord’s affiliate, BROOKHURST ROYALE, LLC, a California limited liability company, as landlord and SUMMERVILLE AT COBBCO, INC., a California corporation,  as tenant, for premises located at 15302 Brookhurst, Westminster, California;

(ii) that certain Amended and Restated Lease Agreement dated as of October 15, 2010, between Landlord=s affiliate, CHATSWORTH ROYALE, a California limited partnership, as landlord and SUMMERVILLE AT COBBCO, INC., a California corporation,  as tenant, for premises located at 20801 Devonshire Street, Chatsworth, California; and

(iii) that certain Amended and Restated Lease Agreement dated as of October 15, 2010, between Landlord=s affiliate, ALHAMBRA ROYALE, a California limited partnership, as landlord and SUMMERVILLE AT COBBCO, INC., a California corporation,  as tenant, for premises located at 1 East Commonwealth, Alhambra, California.

19.6 Landlord shall be in default under this Lease if Landlord fails to perform any material obligation required to be performed by Landlord under this Lease within thirty (30) days after the receipt of notice thereof from Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period, Landlord shall not be deemed to be in default if Landlord shall within such period commence such cure and thereafter diligently prosecute the same to completion.  Upon any such material default by Landlord, Tenant may exercise such rights and remedies as are provided in this Lease or at law or in equity.

20.           SUBORDINATION, ATTORNMENT; ESTOPPELS. This Lease and all rights of Tenant herein shall be and remain subject and subordinate to the lien or charge of any mortgage or deed of trust in favor of  any bank, insurance company or other lending institution, now or hereafter in force and encumbering the land and/or building of which the Premises are a part, and upon any buildings hereafter placed upon the land of which the Premises are a part, and to all modifications, supplements and advances made or hereafter to be made upon the security thereof.  Tenant shall promptly execute and deliver any writing reasonably required by Landlord or any mortgagee or lender of Landlord to evidence such subordination, provided that such writing also includes commercially customary nondisturbance provisions reasonably acceptable to Tenant.  In the event that any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord encumbering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.  Within ten (10) calendar days after request therefor by Landlord, or in the event that upon any sale, assignment or hypothecation of the Premises or the land thereunder by Landlord, Tenant shall execute and deliver to Landlord an estoppel statement in form and content

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reasonably satisfactory to Landlord or any prospective mortgagee, lender or purchaser confirming the primary terms of this Lease and certifying, among other things, that this Lease is in full force and effect (if such be the case), that Tenant has no offsets, claims or defenses whatsoever under this Lease, other than those expressly set forth in such estoppel statement, and such other things as may be reasonably requested.

21.           CONDEMNATION.  If the Premises or any part thereof are taken by eminent domain or sold under the threat of exercise of such power, this Lease shall terminate as to the part so taken effective as of the date upon which the condemning authority takes title or possession, whichever is earlier.  If more than twenty-five percent (25%) of the of the floor area of the Premises is taken by condemnation, Tenant may, at Tenant=s option, terminate this Lease by forwarding written notice to Landlord not less than five (5) days after Tenant receives written notice of such condemnation from Landlord or the condemning authority.  If Tenant does not elect (or fails to timely notify Landlord of Tenant=s election) to terminate this Lease pursuant this paragraph, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Monthly Rent shall be reduced in the same proportion as the area of the portion of the Premises taken bears to the area of the entire Premises before the taking, provided, however, that no reduction of Monthly Rent shall occur if the only portion of the Premises taken is land upon which there is no building.  Any award or payment made in connection with the exercise or threat of exercise of the power of eminent domain as to all or any portion of the Premises shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any compensation separately awarded to Tenant for Tenant=s relocation expenses and/or loss of the trade fixtures owned by Tenant, which trade fixtures Tenant would have had a right to remove upon the expiration or other termination of this Lease or expenses Tenant incurs in depopulating and removing the residents from the Premises, including but not limited to any rent, employee bonuses, and retention expenses Tenant incurs in depopulating the Premises in compliance with applicable laws.  In the event that this Lease is not terminated by reason of such condemnation, Landlord shall, to the extent of its net severance damages received (over and above the legal fees, costs and expenses incurred by Landlord in connection with the condemnation), promptly repair any damages to the Premises occasioned by such condemnation, except to the extent that Tenant has been separately reimbursed therefor by the condemning authority.  Tenant shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

22.           NOTICES. Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other party, such notice or demand shall be given or served and shall not be deemed to have been duly given or served unless in writing and forwarded postage prepaid, by registered or certified mail, return receipt requested, or via recognized overnight courier, addressed as follows (or to such other address(es) as the parties may subsequently designate in writing):

If to Landlord:

Claremont Royale, L.P.
5150 Overland Avenue
Culver City, California 90230
Attention: Mr. Warren Breslow and Assistant General Counsel
Tel. No. (310) 204-2050
Fax No. (310) 280-5783

If to Tenant:

Summerville at Cobbco, Inc.
c/o Emeritus Senior Living
3131 Elliott Avenue, Suite 500
Seattle, Washington 98121
Attention: Eric Mendelsohn
Direct:     (206) 301-4493

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Tel. No:   (206) 298-2909
Fax. No.:  (206) 357-7388
E-Mail:    emendelsohn@emeritus.com

23.           RIGHT OF FIRST REFUSAL.  During the Term of this Lease, if Landlord shall decide to sell the Premises, Tenant shall have the right to purchase on the following terms and conditions:

(a)
If Landlord delivers to Tenant a copy of a written offer of a third party (“Offer”), Tenant shall have fifteen (15) calendar days after receipt of the Offer to notify Landlord in writing of Tenant’s election to purchase the Premises on the terms of such Offer.  If Tenant fails to timely perform in accordance with the terms of such Offer or if Tenant does not elect to purchase on the terms of such Offer, this right of first refusal shall terminate and be of no further force or effect.

(b)
In the alternative, Landlord may request Tenant to propose terms of purchase and Tenant shall have fifteen (15) calendar days after receipt of Landlord’s request for a proposal to notify Landlord in writing of Tenant’s proposed terms.  If Landlord and Tenant are not able to reach an agreement on terms of sale within thirty (30) days of Landlord’s request, this right of first refusal shall terminate and be of no further force or effect; provided that Landlord sells the Premises within one (1) year for at least ninety percent (90%) of the purchase price offered by Tenant.

24.           MISCELLANEOUS.

24.1           Abandonment. Tenant shall not vacate or abandon the Premises at any time during the Term (except for reasonable periods relating to casualty, condemnation, force majeure or renovations).  In the event that Tenant shall abandon, vacate or surrender the Premises or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord.

24.2           Signs. Tenant may affix and maintain upon the exterior (including those parts of the interior visible from the exterior) of the Premises only such signs, advertising, placards, names, insignia, trademarks and descriptive material as shall comply with all Applicable Laws and shall have been approved by Landlord in advance as to size, type, color, location, copy, nature and display qualities.  Notwithstanding the foregoing, under no circumstances shall Tenant be entitled to affix any sign to the roof of the Premises.

24.3           Entry and Inspection. Tenant shall permit Landlord and Landlord=s agents, employees and contractors to enter onto and upon the Premises upon one (1) business day’s written notice and at all reasonable times for the purpose of inspecting the same, for the purpose of exercising any right of Landlord hereunder, for the purpose of posting notices of non-responsibility for alterations, additions or repairs, or for the purpose of placing upon the Premises any usual or ordinary "For Sale" signs.  In addition, at any time within six (6) months prior to the expiration of the Term or earlier termination of this Lease, Landlord may enter onto the Premises for the purpose of posting AFor Lease@ signs and exhibiting the Premises to prospective Tenants.  Landlord shall be permitted to exercise all such entry rights without any abatement of Monthly Rent or other charges, and without any liability to Tenant for any loss of quiet enjoyment of the Premises thereby occasioned; provided, however, that (a) Landlord shall use reasonable efforts to minimize interference with the operation of Tenant's business, and (b) Landlord shall indemnify Tenant for damage or injury to the extent directly caused by Landlord, its employees, agents, representatives, or contractors.

24.4           Insolvency of Tenant. Tenant agrees that, in the event that all or substantially all of Tenant=s assets are placed in the hands of a receiver or trustee, and in the event that such receivership or trusteeship continues for a period of ten (10) days, or should Tenant make an assignment for the benefit of creditors, or be adjudicated as bankrupt, or should Tenant institute any proceedings under any state or federal bankruptcy act wherein Tenant seeks to be adjudicated as

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bankrupt, or seeks to be discharged of its debts, or should any involuntary proceedings be filed against Tenant under such bankruptcy laws, and Tenant consents thereto or acquiesces therein by pleading or default, then this Lease or any interest in and to the Premises shall not become an asset in any of such proceedings and in any of such events, and in addition to any and all rights or remedies of Landlord hereunder or as provided by law, it shall be lawful for Landlord at Landlord=s option to declare the Term ended and to reenter the Premises and take possession thereof and remove all persons therefrom and Tenant shall have no further claim therein or hereunder.  Landlord, at Landlord’s option, may require Tenant to cooperate in connection with and coordinate the removal of residents of the Premises to satisfy the state or governmental agencies.

24.5           Surrender of Lease. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or may, at  the option of Landlord, operate as an assignment to Landlord of any or all of such subleases or subtenancies.

24.6           Holding Over. Upon the expiration of the Term or any sooner termination of this Lease, whether by lapse of time, cancellation, forfeiture, or otherwise, Tenant shall immediately surrender possession of the Premises and all Standard Furnishings as provided under Paragraph 13.5 above, and Tenant hereby acknowledges that Tenant shall have no right to holdover without the prior written consent of Landlord.  In the event that Tenant shall holdover without Landlord=s consent, then in that case, Tenant shall be responsible for paying to Landlord (in addition to any other sums payable hereunder or damages arising as a result of such holdover) Monthly Rent for the first six months of such holdover period in an amount equal to one hundred fifty percent (150%) of the Monthly Rent payable at the time of the expiration or termination of this Lease and Monthly Rent for the duration of such holdover period exceeding six months in an amount equal to two hundred percent (200%) of the Monthly Rent payable at the time of the expiration or termination of this Lease.  Notwithstanding the foregoing, Tenant agrees to fully cooperate with Landlord in turning possession and operation of the Premises over to Landlord (or to any successor tenant) so as to assure the uninterrupted care of all residents of the Premises.

24.7           Noncompetition. Each of Landlord and Tenant acknowledges that the other party or its affiliates currently own or in the future may own RCFE and/or apartment complexes within fifteen (15) miles of the Premises.

24.8           Preservation of Residents' Records; Service; Census. Tenant shall preserve all resident records as required by Applicable Laws and promptly deliver the same to Landlord upon the expiration or sooner termination of this Lease (or at Landlord=s direction, to the successor tenant) with resident’s or agent’s written approval which Tenant shall obtain at the time the resident enters the RCFE.  Tenant shall take all reasonable and appropriate steps to maintain the highest level of quality resident care and services, and to promote and maintain a high resident census at the Premises consistent with all Applicable Laws and ethical standards governing the operation of an RCFE.   At the termination or expiration of the Lease, Tenant, at no cost to Landlord or successor operator, shall cooperate with Landlord to facilitate the smooth transition of operations, including, but not limited to, retaining residents at the Premises and not soliciting and/or initiating relocation of  residents to other facilities.

24.9           Financial Statements. Tenant shall promptly provide to Landlord, within thirty (30) days after the end of each fiscal quarter and within forty-five (45) days after the end of each calendar year, or within ten (10) days after Landlord's request therefor (provided that such additional requests shall be made no more frequently than once per quarter), copies of Tenant=s current rent roll, financial statements and operating statements for the Premises and each Guarantor, including a current profit and loss statement and balance sheet.  In addition, Tenant shall promptly provide to Landlord any other personal or financial information about Tenant, Guarantor or the Premises which may be requested by Landlord or any existing or prospective purchaser, mortgagee or lender of the Premises (provided that such additional requests shall be made no more frequently than once per quarter).

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24.10           Construction. It is acknowledged that all parties have had the opportunity to consult their respective attorneys concerning the terms and provisions of this Lease.  This Lease has been jointly negotiated and drafted.  The language of this Lease shall be construed as a whole according to its fair meaning and not strictly for or against any of the parties.

24.11           Attorneys' Fees.  In the event the Landlord retains an attorney to enforce any right or remedy of Landlord hereunder, then in addition to any other damages or relief to which Landlord may be entitled, Tenant shall promptly reimburse Landlord for all reasonable attorneys' fees and costs (including the reasonably allocable cost of in-house counsel) incurred by Landlord in connection with such enforcement, whether or not any legal action is filed.  In the event of any litigation, or other enforcement proceeding regarding the terms and provisions of this Lease, the prevailing party shall be entitled to recovery of all expenses incurred in connection therewith, including, without limitation, reasonable attorneys' fees and costs (including the reasonably allocable cost of in-house counsel), costs of investigation, travel expenses, trial and appellate court costs and deposition and trial transcript expenses.

24.12           Authority; Successors and Assigns. The execution of this Lease has been authorized by all necessary action on the part of Tenant and Landlord.  Each individual who has executed this Lease on behalf of Tenant or Landlord in his or her respective capacities has the right, power, legal capacity and authority to execute, deliver and perform this Lease on behalf of Tenant or Landlord.  Subject to the provisions concerning assignment, all of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties hereto.

24.13           Severability. If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, such term shall be stricken and the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

24.14           Captions. The various headings, captions and numbers used in this Lease are used for convenience only and shall not be used in the interpretation of this Lease.

24.15           Time. Time is of the essence to all of the terms and provisions of this Lease.

24.16           Brokers. Landlord and Tenant each hereby represent and warrant to the other that neither party has had any dealings with any person, firm, broker or finder in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no person, firm, broker or finder is entitled to any commission, fee or other compensation in connection herewith.  Landlord and Tenant each hereby agree to indemnify, defend, protect and hold the other, and such party=s agents, employees, attorneys, and their respective successors and assigns free and harmless from and against liability for compensation or charges which may be claimed by any such person, firm, broker or finder by reason of any actions of or dealings with the indemnifying party.

24.17           Governing Law. This Lease shall be governed and construed in accordance with the laws of the State of California.

24.18           Inducement Recapture. Any agreement by Landlord for free, abated or deferred rent or other charges applicable to the Premises, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant's entering into this Lease (collectively, any "Inducement Provisions") shall be deemed conditioned upon Tenant's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Tenant.  Upon the occurrence of any Default hereunder by Tenant, any such Inducement Provisions shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration previously abated, deferred, given or paid by Landlord under such Inducement Provisions shall be immediately due and payable by Tenant to Landlord as additional rent hereunder, notwithstanding any subsequent cure of said breach by Tenant.  The acceptance by Landlord of rent or the cure of the Default that initiated the

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operation of this paragraph shall not be deemed a waiver by Landlord of the provisions of this paragraph unless specifically so stated in writing by Landlord at the time of such acceptance.  Landlord acknowledges that there are no Inducement Provisions in connection with this Lease.

24.19           Waiver. No waiver by Landlord of any provision of this Lease shall be deemed a waiver of any other provision hereof or any subsequent breach by Tenant of the same or any other provision.  Landlord=s consent to or approval of any act or omission by Tenant shall not be deemed to render unnecessary the obtaining of Landlord=s consent or approval with respect to any subsequent act or omission by Tenant.  The acceptance of Monthly Rent or any other Payment from Tenant hereunder shall not be deemed a waiver of any preceding breach or default of Tenant with respect to any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord=s knowledge of any preceding breach or default at the time that such Monthly Rent or other Payment is accepted.  No waiver by Tenant of any provision of this Lease shall be deemed a waiver of any other provision hereof or any subsequent breach by Landlord of the same or any other provision.  Tenant=s consent to or approval of any act or omission by Landlord shall not be deemed to render unnecessary the obtaining of Tenant=s consent or approval with respect to any subsequent act or omission by Landlord.

24.20           Payments Constituting Rent. All Monthly Rent and any other Payments due and payable by Tenant hereunder (excluding only the security deposit, if any) shall be deemed to be rent hereunder.

24.21           Joint and Several. If the Tenant hereunder is comprised of more than one (1) individual or entity, the liability of each such individual or entity hereunder shall be joint and several.

24.22           Counterparts. This Lease may be executed and delivered via facsimile and in one or more counterparts and all such counterparts taken together shall constitute a single original Lease.

24.23           Mediation; Arbitration.  Except with regard to any claim, counterclaim, dispute, and other matter relating to the payment of rent from Tenant to Landlord under this Lease, Landlord and Tenant agree that any and all other claims, counterclaims, disputes, and other matters in question between them shall be sent to mediation administered by JAMS/Endispute under its mediation rules before a single mediator, prior to either of them initiating a demand for arbitration pursuant to this section.  All expenses of mediation shall be borne by the parties equally; however, each party shall bear the expense of its own counsel, experts, witnesses, and preparation and presentation of proofs. Except with regard to any claim, counterclaim, dispute, and other matter relating to the payment of rent from Tenant to Landlord under this Lease,  Landlord and Tenant agree that, if and to the extent that any other claim, counterclaim, dispute or other matter in question between them cannot be resolved through mediation, then the matter shall be settled by arbitration before a single arbitrator of JAMS/Endispute in their Santa Monica, California office in accordance with the then prevailing rules of JAMS/Endispute for arbitration of commercial disputes.   The parties hereto shall mutually select such single arbitrator.  If the parties are not able to agree upon a single arbitrator, the parties shall request that the arbitration administrator of JAMS/Endispute select the single arbitrator.  Notwithstanding the foregoing, nothing contained in this section shall be deemed to limit or restrict Landlord’s rights to file and prosecute an unlawful detainer action under California Code of Civil Procedure Sections 1161 et. seq.

24.24           NO WARRANTIES BY LANDLORD.  TENANT HAS BEEN IN POSSESSION UNDER THE PRIOR LEASE AND HAS THOROUGHLY INSPECTED THE PREMISES AND HEREBY ACCEPTS POSSESSION OF THE PREMISES IN THEIR CONDITION AAS-IS@ AS OF THE COMMENCEMENT OF THIS LEASE, WITHOUT REPRESENTATION OR WARRANTY, WHETHER EXPRESS OR IMPLIED, FROM LANDLORD OR ANY THIRD PARTY CONCERNING THE CONDITION OF THE PREMISES OR ANY PART THEREOF, INCLUDING, WITHOUT LIMITATION, THE PREMISES' FITNESS FOR ANY PARTICULAR USE OR OCCUPANCY.  LANDLORD HEREBY FURTHER SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS AND/OR WARRANTIES, BOTH

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EXPRESS AND IMPLIED IN LAW, WITH RESPECT TO THE CONDITION, HABITABILITY, OR SUITABILITY OF THE PREMISES, OR ANY PART THEREOF, FOR THE USE AND PURPOSES PERMITTED HEREUNDER OR ANY OTHER PURPOSE, AND LANDLORD DOES NOT REPRESENT OR WARRANT THAT THE PREMISES OR ANY PART THEREOF COMPLIES WITH ANY LAWS RELATING TO THE USE AND OCCUPANCY THEREOF.  TENANT FULLY UNDERSTANDS THAT THERE MAY BE CERTAIN REPAIRS AND ALTERATIONS REQUIRED FOR THE CONTINUED LICENSING AND/OR CERTIFICATION OF THE PREMISES AS AN RCFE, AND TENANT SHALL BE FULLY RESPONSIBLE FOR THE COST OF AND FOR EFFECTUATING ANY AND ALL SUCH ALTERATIONS, REPAIRS AND REPLACEMENTS REQUIRED TO BE MADE FOR THE CONTINUED LICENSING AND CERTIFICATION OF THE PREMISES AS AN RCFE, AS WELL AS ALL ALTERATIONS AND REPLACEMENTS REQUIRED TO MAINTAIN AND PRESERVE THE PREMISES IN THE CONDITION CALLED FOR HEREUNDER.  THE PARTIES HEREBY ACKNOWLEDGE THAT LANDLORD IS NOT RESPONSIBLE FOR, AND TENANT SHALL INDEMNIFY, DEFEND AND HOLD LANDLORD HARMLESS FROM AND AGAINST ALL LIABILITY, COST OR EXPENSE IN CONNECTION WITH ANY SUCH REPAIRS, REPLACEMENTS, AND/OR ALTERATIONS TO THE PREMISES FOR ANY REASON WHATSOEVER.  THE INDEMNIFICATION OBLIGATIONS OF TENANT HEREUNDER AND ELSEWHERE UNDER THIS LEASE SHALL SURVIVE ANY EXPIRATION OR TERMINATION OF THIS LEASE.

24.25           Tenant shall, so long as no Default occurs during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms of this Lease without interference by any persons lawfully claiming by or through Landlord.

              IN WITNESS WHEREOF, the parties have duly executed this Lease as of the day and year first above written.

Landlord

CLAREMONT ROYALE, L.P.,
a California limited partnership

By:      WLB Group GP LLC, a California limited
liability company, a general partner

By:       /s/ Warren L. Breslow
Warren L. Breslow
Manager

ATenant@

SUMMERVILLE AT COBBCO, INC.,
a California corporation

By:                /s/ Eric Mendelsohn
Print Name: Eric Mendelsohn
Print Title:   SVP Corporate Development

By:         ___________________________________
Print Name: ______________________________
Print Title: _______________________________

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LEGAL DESCRIPTION OF THE PREMISES

ALL THAT CERTAIN REAL PROPERTY SITUATED IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

Exhibit A

INVENTORY OF STANDARD FURNISHINGS

All furniture, furnishings, fixtures, equipment and other personal property located on or in the Premises as of the date of this Lease Agreement, which are owned by Landlord.

(Inventory to be prepared by Tenant and attached)